Exhibit 21

Subsidiary Information for The Mosaic Company

Subsidiary Name	Jurisdiction of Incorporation
4160142 Canada Ltd	Canada
Agrico Chemical Company	Delaware
Big Bend Transfer Co., LLC	Delaware
Canadian Resources Limited Partnership	Saskatchewan
CASA14 LLC	Delaware
CASA15 LLC	Delaware
CASA16 LLC	Delaware
CASA2 LLC	Delaware
CASA3 LLC	Delaware
CASA4 LLC	Delaware
Fertifos Administracao e Participacao S.A.	Brazil
Fertilizantes Mosaic Servicios, S. de R.L. de C.V.	Mexico
Fertilizantes Mosaic, S. de R.L. de C.V.	Mexico
FMRP Inc.	Delaware
Fospar S.A.	Brazil
Freeport Geothermal Resources Company	Delaware
GNS II (U.S.) Corp.	Delaware
GNS II (U.S.) LLC	Delaware
IFC – Industria de Fertilizantes de Cubatao S.A.	Brazil
IMC Asia Crop Nutrients Pte Limited	Singapore
IMC Asia Limited	Hong Kong
IMC Big Bend, Inc.	Delaware
IMC Chemical North America LLC	Delaware
IMC Chemicals Australia Pty. Ltd.	Australia
IMC Global (Barbados) Ltd.	Barbados
IMC Global (Brazil) Ltda.	Brazil
IMC Global Australia Pty. Ltd.	Australia
IMC Global Insurance Inc.	Vermont
IMC Phosphates Technical Services Ltd.	Cayman Islands
Jiangsu Mosaic Agricultural Means of Production Co., Ltd.	China
Latitude Securities Pty Ltd.	New South Wales
Marine Transport Services, Inc.	New York
Matthes & Weber GmbH	Germany
Mosaic (Canada) L.P.	Manitoba
Mosaic Canada ULC	Nova Scotia
Mosaic Crop Nutrition (Hong Kong) Limited	Hong Kong
Mosaic Crop Nutrition, LLC	Delaware
Mosaic de Argentina S.A.	Argentina
Mosaic de Chile Fertilizantes Limitada	Chile
Mosaic Esterhazy Holdings Limited	Saskatchewan
Mosaic Esterhazy Ltd.	Canada
Mosaic Feed Ingredients Limited	Canada
Mosaic Fertilizantes do Brasil S.A.	Brazil
Mosaic Fertilizantes Limited	Brazil
Mosaic Fertilizer, LLC	Delaware
Mosaic Fertilizers (Qinhuangdao) Co., Ltd.	China
Mosaic Fertilizer (Yantai) Co., Ltd.	China
Mosaic France S.A.S.	France
Mosaic Global Dutch Holdings B.V.	Netherlands
Mosaic Global Holdings Inc.	Delaware
Mosaic Global Netherlands B.V.	Netherlands
Mosaic Global Operations Inc.	Delaware

Subsidiary Name	Jurisdiction of Incorporation
Mosaic I (Canada) Holdings ULC	Nova Scotia
Mosaic I de Argentina Holdings S.A.	Argentina
Mosaic II (Canada) Holdings ULC	Nova Scotia
Mosaic II de Argentina Holdings S.A.	Argentina
Mosaic India Private Limited	Indian
Mosaic International (Thailand) Limited	Thailand
Mosaic Krasnodar LLC	Russian Federation
Mosaic Potash Carlsbad, Inc.	Delaware
Mosaic Potash Colonsay N.V.	Netherlands Antilles
Mosaic Potash Colonsay ULC	Nova Scotia
Mosaic Potash Esterhazy Limited Partnership	Saskatchewan
Mosaic Potash Holdings N.V.	Netherlands Antilles
Mosaic Sulphur Holdings, LLC	Delaware
Mosaic Ukraine	Ukraine
Mosaic USA Holdings, Inc.	Delaware
Mosaic USA LLC	Delaware
Phosphate Acquisition Partners, L.P.	Delaware
Phosphate Chemicals Export Association, Inc.	Delaware
PRP-GP, LLC	Delaware
Pure Water Technologies Holding Company LLC	Delaware
Sarabhumi Resources (Private) Limited	Sri Lanka
Skyblaze Holdings Pty. Ltd.	Western Australia
Soda Ash (L) Bhd	Malaysia
South Ft Meade General Partner, LLC	Delaware
South Ft. Meade Land Management, Inc.	Delaware
South Ft. Meade Partnership, L.P.	Delaware
The Vigoro Corporation	Delaware
Tianjin Cargill Fertilizers Co., Ltd.	China
Ultrafertil S.A.	Brazil
Vigindustries, Inc.	Delaware
Western Ag-Minerals Company	Nevada
Winfert S.A.S.	France
Wingsoar Pty. Ltd.	South Australia